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                                                                    EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT

This Agreement is made on the 12th day of March, 1999, by and between Chicago Map Corporation, (hereinafter referred to as the "Corporation"), an Illinois Corporation with a principal place of business in Lemont, Illinois, and David A. Schulz (hereafter referred to as "Schulz"), a resident of Tewksbury, Massachusetts.

WHEREAS, the Corporation is engaged in the service of developing, marketing and distributing computer mapping software programs;

WHEREAS, it is intended that Schulz become an employee of the Corporation; and

WHEREAS, the parties desire to define the relationship between Schulz and the Corporation.


1.       EFFECTIVE DATE

The effective date of the employment relationship of the Corporation and Schulz shall be March 13, 1999.


2.       SERVICES

2.1 As an employee of the Corporation, Schulz agrees to devote substantially his entire time and attention to service as a Chief Developer of the Corporation.

2.2 The expenditure of reasonable amount of time for teaching, lecturing, personal or outside business, shall not be deemed a breach of this Agreement, provided such activities do not materially interfere with the services required to be rendered to the Corporation hereunder.

2.3 Schulz shall not, without the express prior written consent of the Corporation, directly or indirectly, during the term of his employment relationship, render services or engage in any activity competitive with and/or adverse to the Corporation's business, whether alone, as a partner, or as an officer, director, employee or shareholder (excluding the holding of the securities of any corporation whose securities are publicly traded if such securities owned by Schulz do not exceed one percent (1%) in value of all of the issued and outstanding securities of such corporation) of any other corporation, or as a trustee, fiduciary or other representative of any other activity.

2.4 The making of passive and personal investments and the conduct of private business affairs shall not be prohibited hereunder, provided the non-competitive restrictions of the previous paragraph are not violated. The Corporation acknowledges that Schulz is also the Clerk and principal shareholder of TRIUS, Inc., a Massachusetts corporation, and acknowledges that said



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position and Schulz' participation in the business affairs of TRIUS, Inc. do not currently present any conflicts of interest.


3.       COMPENSATION

3.1 The Corporation agrees that commencing with March 13, 1999, Schulz's salary, as a Chief Developer, shall be $107,000 per year, paid in twenty-four semi-monthly installments of $4,458.33 each.

3.2 The Corporation agrees that during the first five years of employment, and that on each anniversary of such employment, beginning with twelve months following the effective date of this Agreement, Schulz will receive a three percent (3%) increase on his then current salary. Following the completion of the fifth year of employment, Schulz will receive salary increases according to the Corporation's then existing salary increase procedures.

3.3 The Corporation agrees to provide and Peskaitis agrees to accept, the conditions of corporate stock option package. Both parties acknowledge that the details of this package are not yet in place and have not been improved by the Board of Directors of the Corporation as of the effective date of this Agreement. Attachment A is a draft outline of the stock options package that will be proposed to the Board of Directors and be voted upon within 60 days of the date of this Agreement.

3.4 All compensation shall be subject to the customary withholding taxes and other employment taxes as required with respect to compensation paid by a corporation to an employee.


4.       VACATION

4.1 The Corporation agrees that in the first year of his employment, Schulz shall be entitled to three (3) weeks of vacation. Commencing with the second year of employment, Schulz shall be entitled to four (4) weeks of vacation per year.


5.       ATTENDANCE OF MEETINGS AND CONVENTIONS

5.1 Schulz shall be entitled to attend meetings and conventions, that are to the direct benefit of the Corporation, unless such attendance is specifically prohibited by the Board of Directors.

5.2 The monies to which Schulz shall be entitled as a benefit for attendance of meetings and conventions as aforesaid, shall be limited to reimbursement of any reasonable expenses incurred during the meeting or the convention and any other specific expenses expressly approved by the Board of Directors.


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6.       TERMINATION

6.1 The Employment Relationship between the Corporation and Schulz shall be terminated upon happening of any of the following events:


         a. Whenever the Corporation and Schulz shall mutually agree to termination in writing.

         b. In the event of bankruptcy, receivership, dissolution, or cessation of the Corporation.

         c. Upon the death of Schulz.

         d. At the Corporation's option, if Schulz shall suffer a total and permanent disability. For purposes of this Agreement "total and permanent disability" shall mean the inability of Schulz to reasonably perform his regular duties for a continuous period of
            (12) months as a result of the same illness or injury.

         e. At the Corporation's discretion, for no cause, with a 30-day notification to Schulz, in writing.

6.2 Upon termination in accordance with Sections 6.1 or 6.1.d above, Schulz shall be entitled to receive the compensation that is described in the Corporation's termination procedures.

6.3 Upon termination in accordance with Sections 6.1.a or 6.1.b above, Corporation agrees to pay Schulz one half (1/2) of the compensation defined in
Section 3.1 for the remainder of the term of this Agreement.

6.4 Upon termination in accordance with Section 6.1.e, the Corporation agrees to pay Schulz the compensation defined in Section 3.1 for the remainder of the term of this Agreement.


7.       CORPORATION'S AUTHORITY

7.1 Schulz agrees to observe and comply with the rules and regulations of the Corporation as adopted by its Board of Directors, either orally or in writing, respecting performance of his duties and to carry and to perform orders, directions, and policies stated by the Corporation to him, from time to time, either orally or in writing.



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8.       RECORDS

8.1 In the event of termination of this Employment Relationship, Schulz shall not be entitled to keep or preserve records as to any client, unless said client shall specifically request or authorize such disposition of his records.


9.       EXPENSES

9.1 During the period of his employment, Schulz will be reimbursed for his reasonable expenses in accordance with the general policy of the Corporation as adopted by its Board of Directors, from time to time.

10.      REIMBURSEMENT OF DISALLOWED COMPENSATION

10.1 In the event that any compensation paid to Schulz shall, upon audit or other examination of the income tax returns of the Corporation be determined not to be allowable deductions from the gross income of the Corporation, and such determinations shall be acceded to by the Corporation, or such determination will be made final by the appropriate State or Federal taxing authority or a final judgement of a court of competent jurisdiction, and no appeal shall be taken therefrom, or the applicable period for filing notice of appeal shall have expired, then in such event Schulz shall compensate the Corporation for the amount of such disallowed compensation. Such compensation by Schulz may not be waived by the Corporation.


11.      FRINGE BENEFITS

11.1 Fringe benefits which will be provided to Schulz by the Corporation are all benefits according to applicable policies of the Corporation, and include the following:

         a.  Health Insurance
         b.  Group Term Life Insurance
         c.  Group Long Term Disability Insurance (Delay for 3 months)
         d.  401(k) or Equivalent Retirement Plan (Delay for 3 months)


12.      COVENANT NOT TO COMPETE

12.1 For a period of one (1) year from the date of termination of employment with the Corporation, Schulz will not, within the State of Illinois, or the Commonwealth of Massachusetts, directly or indirectly, own (excluding the holding of the securities of any corporation whose securities are publicly traded if such securities owned by Schulz do not exceed one percent (1%) in value of all of the issued and outstanding securities of such corporation), manage, operate, join, control or participate in the ownership, management, operation or control of; or be connected as a


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partner, consultant or otherwise, with any profit or non-profit business or organization which directly competes with the Corporation or any of its subsidiaries.

12.2 It is expressly understood and agreed that although the parties hereto consider the restrictions contained herein reasonable as to the protected business, time and geographic area, if the aforesaid restrictive covenant is found by any court of competent jurisdiction to be unreasonable because it is too broad in extent as to the protected business, time period or the designated geographic area, or as to any of them, then and in that case the restrictions herein contained shall nevertheless remain effective, but shall be considered to have been amended as to such protected business, time or area, or any of them, as the case may be, as may be considered to be reasonable by such court, and as so amended shall be enforceable.

12.3 It is further expressly agreed that in the event of breach by Schulz of any of the covenants herein contained, although the Corporation's damage may be substantial, the same may be extremely difficult to ascertain and money damages may not afford an adequate remedy; therefore, in the event of breach, in addition to such other remedies, which may be provided by law, the Corporation shall have the right to specific performance of the covenants herein contained by way of temporary and/or permanent injunctive relief.


13.      TERM

13.1 The term of this Agreement shall be five (5) years, commencing on the effective date of March 13, 1999 and shall terminate on March 12, 2004. This Agreement shall be automatically renewed for succeeding terms of one (1) year unless it is terminated in accordance with the provisions of Article 6 hereof.


14.      INDEMNIFICATION

14.1 The Corporation will indemnify and hold Schulz harmless with respect to any liability, suits, causes of action or claims according to the Indemnification provisions in the Corporate By-laws.


15.      MISCELLANEOUS

15.1 This Agreement shall be governed by and construed under the laws of the State of Illinois.

15.2 This Agreement is not assignable in whole or in part by either party without the written consent of the other party.

15.3 This Agreement constitutes the entire agreement of the parties with respect to the transaction contemplated hereby and supersedes all other agreements between the parties, either written or oral, with respect to such transactions.





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15.4 This Agreement may not be amended except by a writing signed by both parties.

15.5 A waiver of any of the terms and conditions hereof shall not be construed as a general waiver by the Corporation and the Corporation shall be free to reinstate any such term or condition, with or without notice to Schulz.

15.6 If any part, term or provision of this Agreement shall be held illegal, unenforceable or in conflict with any law of a federal state, local or other government having jurisdiction over this Agreement, the validity of the remaining portions or provisions shall not be affected thereby.


IN WITNESS WHEREOF, the Corporation has caused these present to be executed by the duly authorized members of the Board of Directors and Schulz has hereunto set his hand and seal as of the date first above written.


For the Corporation:                                   Employee:



/s/ Mike Barnett                                       /s/ David A. Schulz
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Mike Barnett, Secretary                                David A. Schulz



/s/ Stanley Peskaitis
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Stanley Peskaitis, Treasurer


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